UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): March 15, 2022

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01	Other Events.

PHX Minerals Inc. (the “Company”) previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 3, 2022 that the Company intends to effectuate the reincorporation of the Company from Oklahoma to Delaware by means of a merger with and into a wholly owned Delaware subsidiary (the “Reincorporation”) on or about March 14, 2022.  The Company has decided to delay the Reincorporation and currently intends to effectuate the Reincorporation on or about April 1, 2022.  The Company will file a subsequent Current Report on Form 8-K following the effectiveness of the Reincorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX Minerals Inc.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer

DATE:	March 15, 2022